EXHIBIT 99.1

April 29, 2011

Dear WindGen Energy, Inc (WGEI) Shareholder:

I am writing to you in order to update you on the progress of your company.  As you are aware we are the exclusive Licensee for a new small wind turbine technology developed by Wind Sail Receptor, Inc (WSR) for sales and distribution in the United States, Canada and the UK and on a non-exclusive basis in the rest of the world except for Latin America. We intend to offer three different models of the WSR turbine systems, a small unit with a three foot blade diameter, a medium size unit with a six foot blade diameter, and a larger unit with a twelve foot blade diameter. The first of the three models to be offered will be the six foot blade unit and you may view this turbine system by going to our Website www.windgenenergy.com.  This unit will be introduced to the World at the upcoming American Wind Energy Association (AWEA) International Wind Expo, May 22-25 at the Anaheim, California convention center.

            We feel very privileged that WindGen Energy, Inc. will lead the sale and distribution of this promising technology given the current need for renewable energy in the United States and around the world.  Like other alternative energy sources, WindGen qualifies for tax deductions under the American Recovery and Reinvestment Act as well as other federal, local government, and utility rebates.  The Company is well positioned to capitalize on an exponentially growing market for alternative energy.  This current $75,000,000 small wind generating market is expected to grow worldwide to over 5 billion dollars annually in the next 5 years.

Unique World-Class, Competitive Technology

            Let us share details regarding this technology to which WindGen has gained exclusive access.  We hope you will find this as exciting as we do.  Wind Sail Receptor, Inc., the developer of this underlying technology, has taken a superior approach to wind turbine design based on a novel use of a proprietary polyurethane compound configured in a unique sail-like blade architecture pioneered by inventor Richard A. Steinke.  Mr. Steinke’s technology allows our wind turbines to be smaller, more efficient, easier and less expensive to install and maintain, while at the same time having the capability to operate silently in a very wide range of wind conditions. Mr. Steinke is a graduate of Arizona University and is a prolific inventor. He holds ten patents and has successfully developed in excess of 35 commercial products. The patents involve the processing of urethane systems and manufacturing techniques, air pollution controls, and wind and water turbines.

            Unlike other wind turbine approaches, these turbines use a 4-blade architecture, with each blade shaped like the sail of a sailboat.  The unique polyurethane material is both flexible and durable, enabling the blades to capture the wind from speeds of less than 5 mph to winds in excess of 50 mph.  The competition is generally confined to operating in winds of 8-35 mph.  Noise has been a real environmental issue in many locations with the traditional wind turbines operating in the 50-125 decibel range.  Our wind turbines run at a sound level below 10 decibels.  (Breathing is 10 decibels.)  These highly efficient blades allow our wind turbines to be mounted on much shorter towers of 50 feet or less compared to the traditional 200-400 foot wind farm giants.  This greatly expands our potential market.

Host of Practical Advantages

Here are a few of our competitive advantages:
  Polyurethane blades that are much more durable than the traditional graphite composite blades and are unaffected by the elements and the ozone (Blades are a major maintenance problem for the competition.)
  Overall smaller footprint with shorter towers, less weight, easier installation. The competition’s 150 foot blade diameter weighing 35/50,000 pounds is replaced by a WSR system that has a 30 foot blade diameter and weighs less than 12,000 pounds
  Simple direct drive, eliminating the need for complex, heavy, high-maintenance gearing (our competitions other Achilles heel)
  Lower 20-year average kWh cost than the competition
  Compatible with “Net Metering” where users can feed excess power back into the local power grid and earn income

  Lower maintenance cost
  Best warranty in the industry, extendable to 10 years.
Technology Validation

            It is essential that cutting-edge technology have objective validation by outside authorities.  Independent technical verification will begin shortly by a prestigious east-coast University and their Department of Engineering.  In addition testing will occur at a Department of Energy approved wind energy test facility located in Utah. A demonstration site has been selected near Wind Sail Receptor’s office in Boulder City, Nevada.  The first test unit should be in operation by June.

Wind Sail Receptor’s Approach to Product Production

            WSR has developed a well-organized approach to production to assure high-quality, rapid-development cycles and overall competitiveness.  They have contracted with GenLong Technologies Inc (www.genlong.com) a highly experienced Ningbo China company that specializes in the development and manufacturing of wind turbine permanent magnet generators. Their manufacturing facilities are modern state-of-the-art and have the capability to meet the growth demands of WGEI.  The revolutionary polyurethane blade component will be manufactured by Wind Sail Receptor in Southern Nevada.

Sales and Distribution

            To launch into the important rural wind turbine market in the United States central wind belt (our initial marketing objective), we are joining forces with some excellent partners and distributorships.  We are recruiting the competition’s existing distributors as well as various farm equipment dealers, such as John Deere, who have a well-established rural network of dealers throughout America. All have the existing ability to provide exceptional sales, installation, and maintenance services.  Each distributor will be required to buy at least one turbine system generating immediate revenue for the company. We expect to begin taking orders by the end of May with delivery during July.

Fellow shareholders, we are pleased to share this exciting news with you and believe the Company’s future prospects are very bright.  We look forward to communicating further with you through press releases, 8K’s, and our SEC annual 10K and quarterly 10Q reports.  Thank you for your loyalty and interest.

Kind regards,

/s/ Ron Conquest
Ron Conquest, CEO

/s/ Dave Martin
Dave Martin, President

WindGen Energy, Inc. “Safe Harbor” Statement

Certain information included in this communication constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical facts, including, among others, statements regarding the performance of our products, business strategy, projected levels of growth and projected costs, are forward-looking statements.  Those statements include statements regarding the intent, belief or current expectations of WindGen Energy, Inc. and members of our management team, as well as the assumptions on which such statements are based. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties so that actual results may differ materially from those contemplated by forward-looking statements.  Other important factors that may affect the Company’s business, products, results of operations, and financial condition include, but are not limited to: our ability to sustain profitability; our ability to respond successfully to technological change; the availability of services from electrical network/grid providers or electrical network providers providing grid access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; and our ability to protect our intellectual property. For further information or a copy of the Company’s current Private Placement memorandum please contact Black Arrow Communications, 813-347-7943, blackarrowcomms@yahoo.com, or info@windgenenergy.com

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